As filed with the Securities and Exchange Commission on July 31, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mondelēz International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Virginia	52-2284372
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Three Parkway North Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

MONDELEZ CANADA INC. RETIREMENT PLAN

MONDELEZ CANADA INC. TRUSTEED HOURLY

RETIREMENT PLAN

(Full Titles of the Plans)

Carol J. Ward, Esq.

Vice President and Corporate Secretary

Mondelēz International, Inc.

Three Parkway North

Deerfield, Illinois 60015

(Name and Address of Agent For Service)

(847) 943-4000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Title of Plan	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, no par value	Mondelez Canada Inc. Retirement Plan	(1)	(1)	(1)	(1)
Class A Common Stock, no par value	Mondelez Canada Inc. Trusteed Hourly Retirement Plan	(1)	(1)	(1)	(1)

(1)	No additional securities are to be registered, and the registration fee was paid upon filing of the original Registration Statement on Form S-8 (File No. 333-184178). Therefore, no further registration fee is required.

EXPLANATORY NOTE

Mondelēz International, Inc. (the “Registrant” or “we”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) relating to, among other things, 3,701,000 shares of our Class A Common Stock, no par value (“Common Stock”), registered under the Mondelez Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd. (the “Old Salaried Plan”) and 25,000 shares of our Common Stock registered under the Mondelez Canada Inc. Trusteed Retirement Plan A (the “Old Hourly Plan”), in each case pursuant to our Registration Statement on Form S-8 filed on September 28, 2012 (Registration No. 333-184178) (the “2012 Registration Statement”).

On February 27, 2015 and May 26, 2015, we received approvals from the Financial Services Commission of Ontario to merge the assets of certain of our pension and retirement plans for our Canadian employees. These approvals include the merger of the Old Salaried Plan into the Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees, which was renamed the Mondelez Canada Inc. Retirement Plan (the “Salaried Plan”), and the merger of the Old Hourly Plan into the Mondelez Canada Inc. Trusteed Retirement Plan B, which was renamed the Mondelez Canada Inc. Trusteed Hourly Retirement Plan (the “Hourly Plan”). These mergers have an effective date of December 31, 2013.

We are filing this Registration Statement to make clear that 3,676,657 shares of Common Stock registered under the Old Salaried Plan pursuant to the 2012 Registration Statement have been merged with and into the Salaried Plan and 24,485 shares of Common Stock registered under the Old Hourly Plan pursuant to the 2012 Registration Statement have been merged with and into the Hourly Plan.

In accordance with General Instruction E to Form S-8, we incorporate herein by reference the contents of the 2012 Registration Statement, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	Amended and Restated Articles of Incorporation of Mondelēz International, Inc., effective March 14, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2013).

4.2	Amended and Restated By-Laws of Mondelēz International, Inc., effective October 1, 2012 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 1, 2012).

4.3	Mondelez Canada Inc. Retirement Plan.

4.4	Mondelez Canada Inc. Trusteed Hourly Retirement Plan.

4.5	Amendment No. 1 to the Mondelez Canada Inc. Trusteed Hourly Retirement Plan.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on the signature page of the Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on this 31st day of July 2015.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Irene B. Rosenfeld, Brian T. Gladden, Gerhard W. Pleuhs, Luca Zaramella and Carol J. Ward, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irene B. Rosenfeld	Director, Chairman and Chief Executive Officer	July 31, 2015
Irene B. Rosenfeld

/s/ Brian T. Gladden	Executive Vice President and Chief Financial Officer	July 31, 2015
Brian T. Gladden

/s/ Luca Zaramella	Senior Vice President and Corporate Controller	July 31, 2015
Luca Zaramella

/s/ Stephen F. Bollenbach	Director	July 31, 2015
Stephen F. Bollenbach

/s/ Lewis W.K. Booth	Director	July 31, 2015
Lewis W.K. Booth

/s/ Lois D. Juliber	Director	July 31, 2015
Lois D. Juliber

/s/ Mark D. Ketchum	Director	July 31, 2015
Mark D. Ketchum

/s/ Jorge S. Mesquita	Director	July 31, 2015
Jorge S. Mesquita

/s/ Joseph Neubauer	Director	July 31, 2015
Joseph Neubauer

/s/ Nelson Peltz	Director	July 31, 2015
Nelson Peltz

/s/ Fredric G. Reynolds	Director	July 31, 2015
Fredric G. Reynolds

/s/ Patrick T. Siewert	Director	July 31, 2015
Patrick T. Siewert

/s/ Ruth J. Simmons	Director	July 31, 2015
Ruth J. Simmons

/s/ Jean-François M. L. van Boxmeer	Director	July 31, 2015
Jean-François M. L. van Boxmeer

EXHIBIT INDEX

4.1	Amended and Restated Articles of Incorporation of Mondelēz International, Inc., effective March 14, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2013).

4.2	Amended and Restated By-Laws of Mondelēz International, Inc., effective October 1, 2012 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 1, 2012).

4.3	Mondelez Canada Inc. Retirement Plan.

4.4	Mondelez Canada Inc. Trusteed Hourly Retirement Plan.

4.5	Amendment No. 1 to the Mondelez Canada Inc. Trusteed Hourly Retirement Plan.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on the signature page of the Registration Statement).